                                                                   Exhibit 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent
Registered Public Accounting Firm" and to the use of our report dated May 24,
2005 in the Registration Statement of Equity Opportunity Trust, Dividend Income
Value Strategy Series 2005D.

                                    /s/ Ernst & Young
                                    -----------------
                                    ERNST & YOUNG LLP

New York, New York
May 24, 2005